UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

Adynxx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pine Street, Suite 500 San Francisco, California 94111 (Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (415) 512-7740

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADYX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On May 31, 2019, the Audit Committee of the Board of Directors, or the Audit Committee, of Adynxx, Inc. confirmed the resignation of Marcum LLP as our independent registered public accounting firm, effective as of May 29, 2019.

On May 3, 2019, privately-held Adynxx, Inc. completed a business combination with publicly-traded “Alliqua BioMedical, Inc.”, or Alliqua, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated October 11, 2018, by and among Adynxx, Embark Merger Sub, Inc., or Merger Sub, and Alliqua, or the Merger Agreement, pursuant to which Merger Sub merged with and into Adynxx, with Adynxx surviving as a wholly-owned subsidiary of Alliqua, or the Merger. Following the Merger, Alliqua changed its name to Adynxx, Inc. Prior to the completion of the Merger, Marcum LLP served as the independent registered public accounting firm of Alliqua.

The reports of ☒Marcum LLP on Alliqua’s consolidated financial statements for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2018 and 2017, and the subsequent interim period through May 29, 2019 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with ☒Marcum LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of ☒Marcum LLP would have caused ☒Marcum LLP to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

(b) On May 31, 2019 the Audit Committee approved the engagement of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Prior to the completion of the Merger, BDO USA, LLP served as the independent auditors of privately-held Adynxx.

During the years ended December 31, 2018 and 2017, and the subsequent interim period through May 31, 2019 neither Alliqua, nor anyone on their behalf consulted with BDO USA, LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on Alliqua’s financial statements, and neither a written report nor oral advice was provided to Alliqua that BDO USA, LLP concluded was an important factor considered by Alliqua in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

We have delivered a copy of this Current Report on Form 8-K to ☒Marcum LLP on May 29, 2019 and requested that a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. ☒Marcum LLP responded with a letter dated May 29, 2019, a copy of which is annexed hereto as Exhibit 16.1 stating that ☒Marcum LLP agrees with the statements set forth above

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Executive, Financial and Accounting Officers

On May 29, 2019, our board of directors appointed Rick Orr, our Chief Executive Officer, as our Principal Executive and Financial Officer and Dina Gonzalez, our Controller, as our Principal Accounting Officer. Biographical information regarding Mr. Orr is included in our Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on January 24, 2019, or the Proxy Statement, and is incorporated herein by reference.

There are no family relationships between Mr. Orr or Ms. Gonzalez and any director, executive officer, or any person nominated or chosen by us to become a director or executive officer. Neither Mr. Orr nor Ms. Gonzalez is a party to any current or proposed transaction with us for which disclosure is required under Item 404(a) of Regulation S-K.

Committee Assignments

Audit Committee

On May 29, 2019, Stan Abel, Dennis Podlesak and Matthew Ruth were appointed to the audit committee of our board of directors, and Mr. Abel was appointed as the chairman of the audit committee.

Compensation Committee

On May 29, 2019, Pierre Legault, Dennis Podlesak and Eckard Weber were appointed to the compensation committee of our board of directors, and Mr. Legault was appointed as the chairman of the compensation committee.

 Nominating and Corporate Governance Committee

On May 29, 2019, Stan Abel, Pierre Legault and Dennis Podlesak were appointed to the nominating and corporate governance committee of our board of directors, and Mr. Podlesak was appointed as the chairman of the nominating and corporate governance committee.

 Biographical information regarding each of the committee members is included in our Proxy Statement and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

16.1	Letter dated May 29, 2019 from Marcum LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADYNXX, INC.

Dated: May 31, 2019

	By:	/s/ Rick Orr
Name: Rick Orr Title: President and Chief Executive Officer